KANSAS CITY SOUTHERN INDUSTRIES. INC.
                         1987 STOCK OPTION PLAN
                      (as amended September 26, 1996)


1.  Plan and Eligibility.

     Options to purchase shares of the Company's common stock and stock appreciation rights and Limited Rights with respect to such options may be granted to such key management employees of the Company or of its subsidiaries or of the "Milwaukee-Kansas City Southern Joint Agency," who are regularly employed for more than twenty hours per week and more than five (5) months per year as salaried employees and who are selected by the Stock Option Plan Committee of the Company's Board of Directors (the "Committee"). Such options to purchase shares of the Company's common stock granted hereunder shall be either incentive stock options as defined by Section 422A of the Internal revenue Code of 1986 (the "Code") or non-incentive stock options, as may be designated by the Committee.

2.  Limitation on Aggregate Shares.

     No more than one million eight hundred thousand (1,800,000) shares of common stock in the aggregate may be sold pursuant to options or delivered upon the exercise of stock appreciation rights granted under this Plan. Such one million eight hundred thousand (1,800,000) shares of common stock may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine. Any shares that, prior to exercise, cease to be subject to previously granted options or stock appreciation rights, whether by expiration, cancellation or otherwise, shall be available for reoffering under this Plan, except as otherwise provided in paragraphs 4(b) and 5(b).

3.  Options.

     Subject to the terms of this Plan, the Committee shall grant options hereunder, determine and designate the recipients of options, the status of the option as incentive stock options or non-incentive stock options, the dates options are granted (which shall be the date the Committee adopts a resolution granting an option pursuant to this Plan or such later date as may be specified by the Committee in such resolution (the "Grant Date")), the number of shares subject to option, the option prices and the option periods. Options granted under this Plan shall be subject to such terms and conditions and evidenced by agreements in such form as shall be determined from time to time by the Committee and shall in any event be subject to the terms and conditions set forth below and in paragraph 6, and in the case of incentive stock options, subject also to the express provisions in paragraph 7:

     (a) Option Price. The option price per share shall be fixed by the Committee at not less than one hundred percent (100%) of the fair market value of the shares on the date of grant, subject to amendment as provided in paragraph 7.

     (b) Term of Options. No option shall be made exercisable more ten (10) years after the date of grant.

     (c) Exercise of Option. Options shall be exercised by written notice to the Company (attention of the Corporate Secretary) accom panied by payment in full of the option price. Such payment is to be made in cash, or, if approved by the Committee by the transfer and delivery to the Company of shares of common stock of the Company having a fair market value equal to the option price of the shares to be received in exchange therefor.

4.  Stock Appreciation Rights.

     Subject to the terms of this Plan, the Committee shall determine and designate the recipients of stock appreciation rights, the dates stock appreciation rights are granted, and the number of shares subject to stock appreciation rights. Stock appreciation rights may be granted only with respect to shares of common stock as to which options have been granted hereunder, whether such options are granted previous to, or contemporaneous with, such stock appreciation rights. Stock appreciation rights shall be subject to such terms and conditions and evidenced by agreements in such form as may be determined from time to time by the Committee and shall in any event be subject to the terms and conditions set forth below and in paragraph 6:

     (a) Nature of Stock Appreciation Rights.  Stock appreciation rights shall be exercisable at such time and to such extent as the option to which such rights relate (the "Related Option") shall be exercisable. A stock appreciation right shall entitle an optionee to receive from the Company, at the time of exercise of such right, an amount equal to the excess of the fair market value (at the date of exercise) of a common share over the option price of the Related Option multiplied by the number of shares as to which the
optionee is exercising the stock appreciation right.   The amount payable to
the optionee hereunder may be paid by the Company in common stock (at fair market value on the date of exercise), in cash, or in a combination thereof, as the Committee may determine, which determination shall be made after considering any preference expressed by the optionee.

     (b) Exercise. A stock appreciation right shall be exercised by written notice to the Company (attention of the Corporate Secretary) at any time prior to its stated ex piration (which shall not be more than ten (10) years after the date of grant of the Related Option), and the Related
Option shall be deemed canceled to the extent the stock a ppreciation right is exercised. Any exercise of the Related Option or any Limited Rights granted in connection with a stock appreciation right (the "Related Limited Right") prior to the exercise of a stock appreciation right shall be deemed to cancel the stock appreciation rights to the extent the Related Option or Related Limited Right is so exercised. Upon exercise of a stock appreciation right, shares covered by the Related Option, or the applicable portion thereof (whether or not stock is delivered upon such exercise), shall not be available for the granting of further options under this Plan.

5.  Limited Rights.

     Subject to the terms of this Plan, the Committee shall determine and designate the recipients of Limited Rights, the dates Limited Rights are granted, and the number of shares subject to Limited Rights. Limited Rights may be granted only with respect to shares of common stock as to which options have been granted hereunder, whether such options are granted previous to, or contemporaneous with, such Limited Rights. Limited Rights shall be subject to such terms and conditions and be evidenced by agreements in such form as may be determined from time to time by the Committee and shall in any event be subject to the terms set forth below in paragraph 6:

     (a) Nature of Limited Rights. A Limited Right shall be exercisable to such extent as the option to which such Limited Right relates (the "Related Option") is exercisable and only during the three (3) month period immediately following a Change in Control of the Company (as defined in subparagraph (i) of paragraph 6 hereof). A Limited Right shall entitle an optionee to receive from the Company, at the time of exercise of the Limited Right, an amount equal to the excess of (i) the fair market value (at the date of exercise) of one (1) share of the Company's common stock, over (ii) the option price of the Related Option, multiplied by the number of shares as to which the optionee is exercising the Limited Right, if the Related Option is an incentive stock option, or an amount equal to the excess of (i) the greater of (A) the highest price per share of KCSI common stock paid in connection with any Change in Control of the Company, or (B) the fair market value (at the date of exercise) of one (1) Share of the Company's common stock, over (ii) the option price of the Related Option, multiplied by the number of shares as to which the optionee is exercising the Limited Right, if the Related Option is a non-incentive stock option. The amount payable to the optionee hereunder shall be paid by the Company in cash.

     (b) Exercise. A Limited Right shall be exercised by written notice to the Company (attention of the Corporate Secretary) at any time prior to its stated expiration (which shall be the date of the expiration of the Related Option or such earlier expiration date as may be specified in the agreement granting the Limited Rights), and the Related Option and any stock appreciation right granted in connection with the Related Option (the "Related Stock Appreciation Right") shall be deemed canceled to the extent the Limited Right is exercised. Any exercise of the Related Option or Related Stock Appreciation Right prior to the exercise of a Limited Right shall be deemed to cancel the Limited Right to the extent the Related Option or Related Stock Appreciation Right is so exercised. Upon exercise of a Limited Right, shares covered by the Related Option, or the applicable portion thereof, shall not be available for the granting of further options under this Plan.

6. Additional Provisions Applicable to Options, Stock Appreciation Rights and Limited Rights.

     (a) Conditions and Limitations on Exercise. Options, stock appreciation rights and Limited Rights may be made exercisable in one (1) or more installments, upon the happening of certain events, up on the passage of a specified period of time, or upon the fulfillment of conditions, as the Committee shall decide in each case when the option, stock appreciation right or Limited Right is granted. Except as otherwise provided in paragraph 6(c) or 6(i), no option, stock appreciation right or Limited Right shall be exercisable earlier than one (1) year after the date of grant of the option, except that in the case of an extension of a previously granted option, stock appreciation right or Limited Right or a grant of a stock appreciation right or Limited Right with respect to a previously granted option, such option, stock appreciation right, or Limited Right shall not be exercisable earlier than six (6) months after the date of such extension or grant. A stock appreciation right or Limited Right granted hereunder may be exercised only when there is a positive spread, i.e., when the market price of the stock subject to the option exceeds the exercise price of the option.

     (b) Termination of Emp loy ment. In the event the employment of an employee to whom an option, stock appreciation right or Limited Right has been granted under the Plan shall be terminated other than by death or by the Company for cause (as determined by the Board of Directors) or, in the case of voluntary termination by the employee, without the Company's consent, such option, stock appreciation right or Limited Right may be exercised (to the
extent that the employee was entitled to     do so immediately prior to
termination of his or her employment) at any time within three (3) months
after such termination of employment, or     one (1) year after such
termination
in the case of any person who is disabled within the meaning of Section 22(e)(3) of the Code, but in no event after the expiration of the term for which the option was granted (except that the Committee may, in its discretion, include in any option or stock appreciation right an acceleration of the time within which such option or stock appreciation right may be exercised in the event of the option's disability). However, in the event that the employee' s termination of employment is as a result of retirement pursuant to any retirement plan of the Company (as determined by the Board of Directors), any option, stock appreciation right or Limited Right held by such employee may be exercised (to the extent that the employee was entitled to do so immediately prior to termination of his or her employment) after such termination of employment until the expiration of the term for which the option or right was granted; provided, however, that no shares of stock acquired by such employee upon exercise of an incentive stock option will be eligible to qualify for tax treatment under Section 422A of the Internal Revenue Code unless such employee acquires such stock by exercising such incentive stock option not later than three (3) months from the date such employee is last employed by the Company. Options, stock appreciation rights and Limited Rights granted under the Plan shall not be affected by any change of duties or position so long as the optionee continues to be in the employ of the Company. Retirement pursuant to any retirement plan of the Company shall be deemed to be a termination of employment with the Company. The option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence.

     (c) Death of Optionee. If a person holding an option, stock appreciation right, or Limited Right which has not expired or terminated shall die, then the estate of the decedent or the person or persons to whom his or her rights under the op tion, stock appreciation right or Limited Right were transferred by will or by the laws of descent and distribution or pursuant to a written designation of beneficiary by such person filed with, and approved by, the Committee prior to such person's death may, at any time within twelve (12) months after the date of such death (whether or not the three (3) month or one (1) year period specified in subparagraph (b), if applicable, had commenced to run on the date of such death), but in no event after the expiration of the term for which the option, stock appreciation right or Limited Right was granted, exercise such option, stock appreciation right or Limited Right with respect to any shares as to which such person could have exercised such option, stock appreciation right or Limited Right at the time of his or her death (except that the Committee may, in its discretion, include in any option or stock appreciation right an acceleration of the time within which such optio n or stock appreciation right may be exercised in the event of t he option's death). Any such exercise shall be effected by written notice to the Committee from the person entitled to exercise the option, stock appreciation right or Limited Right and the person or persons giving the same shall furnish to the Committee such other documents or papers as the Committee may reasonably require, including, without limitation, evidence of the authority of such person or persons to exercise the option, stock appreciation right or Limited Right and evidence satisfactory to the Committee that any death taxes payable with respect to such shares, if applicable, have been paid or provided for.

     (d) Termination for Cause. In the event that the employment of a n employee to whom an option has been granted under the Plan has been terminated by the Company for cause (as determined by the board of Directors), then any outstanding options and stock appreciation rights granted to such employee shall terminate and cease to be exercisable immediately upon such termination of employment.

     (e) Nontransferability. Options, stock appreciation rights and Limited Rights may not be transferred other than by will or the laws of descent and distribution or pursuant to a written designation of beneficiary as provided in paragraph 6(c) and, during the lifetime of the optionee, may be exercised only by the optionee.

     (f) Listing, Registration and Compliance With Laws and Regulations. Each option, stock appreciation right and Limited Right shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the option or appreciation right upon any securities exchange or under state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option, stock appreciation right or Limited Right or the issue or purchase of the shares thereunder, no such option, stock appreciation right or Limited Right may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee, and the optionee will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, regist ration, qualification, consent or approval.
In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, the Committee may at any time impose any limitations upon the exercise of an option, stock appreciation right or Limited Right which, in the Committee's discretion, are necessary or desirable to permit transactions hereunder by such persons to comply with
Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any options, stock appreciation rights or Limited Right may be exercised, the Committee may, in its discretion and without the options' consent, so reduce such period on not less than fifteen (15) days' written notice to the optionees.

     (g) Adjustment for Change in Common Stock. In order to prevent the dilution or enlargement of options, stock appreciation rights or Limited Rights in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidatio nor other change in the Company's common stock, the Committee shall make such changes as it may deem appropriate in the number and type of shares authorized by this Plan, the number and type of shares covered by outstanding options, stock appreciation rights and Limited Rights, and the prices specified in outstanding options, stock appreciation rights and Limited Rights.

     (h) Taxes. The Company shall be authorized to withhold from any option, stock appreciation right or Limited Right granted, payment due or shares or other property transferred under the Plan the amount of income, withholding and payroll taxes due and payable in respect of an option , stock appreciation right or Limited Right, payment or shares or other property transferred hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company may require the employee to pay to it such tax prior to and as a condition of the making of such payment or transfer of shares or property under the Plan. In accordance with any applicable administrative guidelines it establishes, the Committee may allow or may require the employee exercising the option, stock appr eciation right or Limited Right to pay the amount of taxes due or payable in respect of such option, stock appreciation right or Limited Right by withholding from any payment of shares due as a result of such option, stock appreciation right or Limited Right, or by permitting the employee to deliver to the Company, shares having a fair market value, as determined by the Committee, equal to the amount of such taxes.

     (i) Acceleration upon Change in Control. Notwithstanding anything contained herein to the contrary, in the event of a Change in Control of the Company (as hereinafter defined), each outstanding option, stock appreciation
right, and Limited Right shall become immediately   exercisable in full;
provided, however, that no option, stock appreciation right, or Limited Right shall be exercisable earlier than six (6) months after the date of grant. For purposes of this Plan, a "Change in Control of the Company" shall be deemed to have occurred if (i) for any reason at any time at least seventy-five percent (75%) of the members of the Board of Directors shall be individuals who were members of such Board on the date of adoption of this Plan or individuals whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were members of such Board on the date of adoption of the this Plan, or (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934
(the "Exchange Act")) shall have become   according to a public announcement
or filing, without the prior approval of the Board of Directors of the Company, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more (calculated in accordance with Rule 13d-3) of the combined voting power of the Company's then outstanding voting securities (such "person" hereafter referred to as a "Major Stockholder"); or
(iii) the stockholders of the Compa ny shall have approved a merger, consolidation or dissolution of the Company or a sale, lease, exchange or disposition of all or substantially all of the Company's assets, or a Major Stockholder shall have proposed any such transaction, unless any such merger, consolidation, dissolution, sale, lease, exchange or disposition shall have been approved by at least seventy-five percent (75%) of the members of the Board of Directors of the Company who were either (A) members of such Board of Directors on the date of adoption of this Plan or (B) elected or nominated by at least seventy-five percent (75%) of the members of the Board of Directors then still in office who were members of the Board of Directors on the date of adoption of this Plan.

7.  Additional Provisions Applicable to Incentive Stock Options.

     (a) Stock Ownership Limitation. No incentive stock option shall be granted to any employee if at the time the option is granted such employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless (i) the option price is at least one hundred and ten percent (110%) of the fair market value of the Company stock at the time of the grant, and (ii) such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.

     (b) Fai r Market Value Limitation. With respect to any option granted after December 31, 1986, and before May 21, 1987, the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under all incentive stock option plans of the Company or any subsidiary corporation) shall not exceed one hundred thousand ($100,000) or such greater amount as may be permitted under subsequent amendments to Section 422A. With respect to any option granted on or after May 21, 1987, no fair market value limitation of the stock with respect to which options are exercisable for the first time by any employee during any calendar year shall be applicable.

     (c) Exercise of Option. Except as provided in paragraph 6(b) or 6(c), no incentive stock option granted hereunder may be exercised by the optionee unless the optionee is then in the employ of the Company and shall have been continuously so employed by the Company since the date such option was granted.

     (d) Intent to Qualify as Incentive Stock Options. Each of the incentive stock options granted pursuant to the Plan is intended to qualify as an "incentive stock option" and the Plan shall be interpreted, and the power and authority granted to the Committee shall be exercised, only in a manner consistent with such intent.

8.  Administration.

     This Plan shall be administered by the Committee, which shall consist of at least that number of directors required by Rule 16b-3 and/or Code Section 162(m), each of whom is a non-employee director within the meaning of Rule 16b-3 and an outside director within the meaning of Code Section 162(m).

     The Committee shall have full power to construe and interpret this Plan and options, stock appreciation rights and Limited Rights granted under this Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, including such terms and provisions as in the judgment of the Committee are necessary or desirable to qualify any of the options as "incentive stock options," to establish and amend rules for its administration, to grant options, stock appreciation rights and Limited Rights under this Plan and to correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any option, stock appreciation right or Limited Right to the extent the Committee deems desirable to carry this Plan or any option, stock appreciation right or Limited Right into effect. The Committee may, with the consent (except as otherwise provided in paragraph 6(f)) of the person entitled to exercise any outstanding option, stock appreciation right or Limited Right, amend such option or right, including reducing the price to not less than the fair market value of the common stock at the time of the amendment and extending the period so long as it is not more than ten (10) years from the time such option was granted.

     The Committee may act by a majority of a quorum present at a meeting or by an instrument executed by all of its members. All actions taken and decisions made by the Board of Directors or the Committee pursuant to this Plan shall be binding and conclusive on all persons interested in this Plan. The Committee may from time to time authorize the Chairman of the Board or the President of the Company to determine the dates on which options or stock appreciation rights shall be granted to persons designated by the Committee for such number of shares as the Committee shall have designated at prices determined by or in a manner specified by the Committee.

9.  Definitions.

     "Common Stock" means shares of common stock, one cent ($.01) par value per share, of the Company, or such other shares as are substituted pursuant to the adjustment provisions of paragraph 6(g). The "Company" means Kansas City Southern Industries, Inc., its subsidiaries and the "Milwaukee-Kansas City Southern Joint Agency." "Subsidiaries" means any "subsidiary corporation" as that term is defined in Section 425 of the Code. "Incentive stock option" means an option granted pursuant to and meeting the qualifications of Section 422A of the Code. "Optionee" means the holder of an option or stock appreciation right. The "fair market value" of the Company's common stock on any given date means the average of the highest and lowest reported sales prices of such common stock (on the New York Stock Exchange Composite Transactions Table, if so reported) on such date or if there is no sale on such date, then on the last previous date on which a sale was reported.

10.  Termination and Amendment.

     The term of this Plan shall be ten (10) years from February 20, 1987, and no options, stock appreciation rights or Limited Rights may be granted under the Plan after February 19, 1997. Options, stock appreciation rights or Limited Rights outstanding on February 19, 1997 shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options, stock appreciation rights and Limited Rights. The Board of Directors or the Committee at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan, except that it may not, without further approval by the stockholders (i) increase the maximum number of shares as to which options or stock appreciation rights may be granted under this Plan, except as may be permitted under the provisions of paragraph 6(g) above, (ii) extend the term of this Plan, (iii) change the method of determining the minimum price specified in an option pursuant to paragraph 3(a), except as set forth in paragraph 6(g) and 8, (iv) change the class of employees to whom options or stock appreciation rights may be granted under this Plan, or (v) make any other amendments requiring shareholder approval by reason of corporate, securities or tax laws.